Exhibit 99.1

Contacts:
Jim Mazzola
858-704-8122
ir@halozyme.com

Chris Burton
858-704-8352
ir@halozyme.com

HALOZYME NAMES MARK J. GERGEN AS
CHIEF OPERATING OFFICER

SAN DIEGO, Sept. 1, 2016 - Halozyme Therapeutics, Inc. (NASDAQ: HALO), an oncology biotech developing novel oncology and drug-delivery therapies, today named biotech veteran Mark J. Gergen as senior vice president and chief operating officer, reporting to Dr. Helen Torley, president and chief executive officer.

Gergen will be responsible for business development, including the management of Halozyme’s proprietary ENHANZE™ platform collaborations and overseeing the global product teams responsible for planning the development and commercialization of Halozyme’s oncology pipeline, including clinical operations and clinical collaborations.

“Mark brings a wealth of business development and operational experience that will be essential as we execute our plan to accelerate growth of the ENHANZE platform and develop and commercialize multiple oncology drugs,” said Dr. Torley. “With more than 20 years of healthcare and biotech experience, he will be a strong addition to our management team as we execute our growth strategy.”

Gergen joins Halozyme most recently from Mirati Therapeutics, an oncology biotech, where he was executive vice president and chief operating officer reporting to the CEO and responsible for the strategy, corporate development, finance, investor relations, human resources, information technology and legal functions. He executed multiple successful partnerships, collaborations and licensing agreements.

Before Mirati, he spent 7 years at Amylin Pharmaceuticals as a member of the executive committee reporting to the CEO, where he led corporate development and alliances.

“I am excited to join the Halozyme team as the company continues to execute against its business objectives and corporate strategy,” said Gergen. “The advancements in the oncology pipeline together with the opportunity to grow the proprietary ENHANZE platform create a unique opportunity to build significant shareholder value.”

Prior to Amylin, Gergen held senior management roles for Cardionet and Advanced Tissue Sciences, as well as the large group purchasing organization, Premier, and medical device pioneer, Medtronic. He earned his B.A. in Business Administration from Minot State University in North Dakota and J.D. from the University of Minnesota Law School.

About Halozyme

Halozyme Therapeutics is a biotechnology company focused on developing and commercializing novel oncology therapies that target the tumor microenvironment. Halozyme’s lead proprietary program, investigational drug PEGPH20, applies a unique approach to targeting solid tumors, allowing increased access of co-administered cancer drug therapies to the tumor in animal models. PEGPH20 is currently in development for metastatic pancreatic cancer, non-small cell lung cancer, gastric cancer, metastatic breast cancer and has potential across additional cancers in combination with different types of cancer therapies. In addition to its proprietary product portfolio, Halozyme has established value-driving partnerships with leading pharmaceutical companies including Roche, Baxalta, Pfizer, Janssen, AbbVie and Lilly for its ENHANZE™ drug delivery platform. Halozyme is headquartered in San Diego. For more information visit www.halozyme.com.

Safe Harbor Statement

In addition to historical information, the statements set forth above include forward-looking statements (including, without limitation, statements concerning the Company's future expectations and plans for growth, future execution of the Company’s business strategy, the development and commercialization of product candidates and the potential benefits and attributes of such product candidates, future prospects of the Company’s ENHANZE platform and increasing the number of strategic partners) that involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements are typically, but not always, identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including unexpected results in executing the Company’s business strategy including its efforts to grow the ENHANZE platform, unexpected expenditures and costs, unexpected fluctuations or changes in revenues, including revenues from collaborators, unexpected results or delays in development of product candidates and regulatory review, regulatory approval requirements, the Company’s efforts to increase the number of strategic partners not producing expected results, unexpected adverse events and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission.

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